Exhibit 10.3

ADDENDUM TO EMPLOYMENT AGREEMENT

FRANK LAZO AND PEAK INTERNATIONAL LIMITED

Whereas, the parties entered into an employment agreement dated July 1, 2004 and having a term from July 1, 2004 thru June 30, 2005 (hereinafter the “Agreement”); and

Whereas, the parties desire to amend paragraph 1.1 of the Agreement so that it remains in effect until terminated in accordance with its terms;

Now, therefore, the parties agree as follows:

Paragraph 1.1 of the Agreement is deleted and the following substituted in lieu thereof: “The term (“Term”) of this Agreement shall remain in effect until terminated as hereinafter provided.”

The parties also agree that the Agreement shall remain in effect from July 1, 2004, notwithstanding anything to the contrary in paragraph 1.1 prior to the execution of this addendum.

In witness whereof, the parties have executed this addendum on the seventh day of July, 2005.

PEAK INTERNATIONAL LIMITED		FRANK LAZO

/s/ Cal Reed		/s/ Frank Lazo
By:	Cal Reed, Chairman and CEO